Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated February 9, 2006, accompanying the December 31, 2005 consolidated financial statements of Compass Diversified Trust contained in Amendment No. 2 to the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in Amendment No. 2 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP
New York, New York
March 17, 2006